TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES

                                   SUBSIDIARIES OF REGISTRANT     Exhibit 21


      Name                                          State of Incorporation

Texas Generating Company                                     Texas

Texas Generating Company II                                  Texas